Exhibit 10.1

LOAN MODIFICATION AGREEMENT

This LOAN MODIFICATION AGREEMENT (the6001-2.10.14  “M18881039.6odification”) is entered into as of March 14, 2014, by and between the Lender(s), Borrower(s) and Guarantor(s) listed on the Loan Schedule referred to below.  References in this Modification to “Lender,” “Borrower,” and “Guarantor” shall be construed to mean and refer to each such Lender, Borrower, and Guarantor, respectively.

RECITALS

A.In connection with the loan(s) described on the Loan Schedule (each, a “Loan”), Borrower has entered into one or more loan agreements with Lender (each, a “Loan Agreement”).  This Modification is one of the Loan Documents, and references in the existing Loan Documents and this Modification to “Loan Documents,” or any of them, shall be deemed to be a reference to such Loan Documents, as modified by this Modification and to this Modification and the Prior Modifications (defined below).  References in this Modification to a “Loan” or “Loan Agreement” are to each such Loan and Loan Agreement, if more than one Loan is included on the Loan Schedule.  Pursuant to the guarantee(s) identified on the Loan Schedule (each, a “Guaranty”), Guarantor guaranteed payment and performance of the Loan and other Obligations. Pursuant to the other Loan Documents identified on the Loan Schedule, other Credit Parties have granted security interests in Collateral or otherwise become obligated with respect to the Loan.  Prior modifications to the Loan Documents include (i) that certain Loan Modification Agreement, dated March 29, 2012 (the “2012 Modification”) between Lender, Borrower and Guarantor, (ii) the Loan Waiver and Collateral Agreement dated November 14, 2012 (the “November 2012 Modification”), (iii) that certain Loan Modification Agreement dated August 13, 2013 (the “August 2013 Modification”), and (iv) that certain Loan Modification Agreement dated November 13, 2013 (the “November 2013 Modification) (collectively, the “Prior Modifications”).

B.Borrower has requested that Lender modify the Loan Documents as provided in this Modification and Lender is willing to do so, subject to the terms and conditions set forth herein.

C.Without limiting or waiving any other defaults, Borrower is in default of the Consolidated Pre-Compensation FCCR set forth in Section 4(e)(i) of the 2012 Modification for the period ending December 31, 2013 and Borrower is in default of the Consolidated Post-Compensation FCCR set forth in Section 4(e)(ii) of the 2012 Modification for the period ending December 31, 2013 (such defaults the “Existing Defaults”).

FOR VALUABLE CONSIDERATION, the parties agree as follows:

ARTICLE 1 PRELIMINARY MATTERS

1.1     Defined Terms.  For purposes of this Modification and the Loan Documents generally, certain capitalized terms used in this Modification and not otherwise defined herein have the meanings given to such terms in Appendix A;  provided, however, that the terms “Default” and “Event of Default” exclude the Existing Defaults.  Appendix A also includes various rules of construction and interpretation that the parties agree are applicable to this Modification and the other Loan Documents.

1.2     Recitals and Loan Schedule.  The parties acknowledge the accuracy of the Recitals and agree that the Recitals are part of this Modification.  Borrower confirms and agrees that the information set forth on the “Loan Schedule” attached as Exhibit 1.2 is complete and correct.

1.3     Loan Balance.  Borrower acknowledges as correct the outstanding principal balance of the Loan, as set forth on the Loan Schedule, as of the date there stated.

ARTICLE 2 MODIFICATIONS TO LOAN DOCUMENTS

Any other provision of the Loan Documents to the contrary notwithstanding and, unless otherwise specifically stated, until such time as all Obligations under the Loan Documents have been fully paid and performed, Borrower covenants and agrees as follows:

2.1     Maturity Dates.  Borrower confirms and agrees that the Maturity Date for each Loan is as set forth on the Loan Schedule.

2.2     No Further Obligation to Extend.  For avoidance of doubt, Borrower and the other Credit Parties acknowledge and agree that any further extension of the maturity dates of any of the Loans will be subject to Lender’s sole and absolute discretion and to such fees and conditions as Lender may require and that Lender has made no commitment whatsoever to provide extensions of the maturity dates or other concessions or modifications with respect to the Loans.

2.3     Modification of Definition.  The definition of “Adjusted Principal Payments” in Section 2 of the 2012 Modification is hereby amended in its entirety as follows:

“Adjusted Principal Payments” means with respect to each Release Loan, a calculated regular monthly payment of principal and interest determined by Lender based upon (a) the outstanding principal balance of the Release Loan as of the date of the determination; (b) the interest rate applicable to the Release Loan as of the date of determination and (c) the remainder of the original amortization period applicable to the Release Loan (or if the applicable Release Loan has previously been reamortized, the remainder of the amortization period most recently used for such reamortization).  For avoidance of doubt, (i) any such calculated reamortization shall be made consistent with the original amortization schedule of the applicable Release Loan (or if the applicable Release Loan has previously been reamortized, the amortization period most recently used for such reamortization) and shall not require that such calculation be based on the full amortization of such Loan over the remaining term and (ii) the foregoing calculation of the Adjusted Principal Payments is solely for the purpose of calculating the regular payments of principal and interest due on Release Loans in connection with the fixed charge coverage ratios pursuant to Sections 4(d) and 4(e) in order to reflect the effect of prepayments that would not otherwise result in a reamortization and shall not result in a change or reamortization of any payments actually due with respect to any Loan.

2.4     Modification of Financial Covenants (GE Collateral Pool).  In order to amend the Minimum Pre-Compensation FCCR (GE Collateral Pool) in the 2012 Modification as previously amended by the August 2013 Modification and the November 2013 Modification, Sections 4(d)(i) and (ii) of the 2012 Modification are hereby amended in their entirety as follows:

(i)Pre-Compensation FCCR (GE Collateral Pool).  Borrower must maintain a Pre-Compensation FCCR (GE Collateral Pool) for all of the Sites equal to or greater than the ratio specified below, as measured as of the end of each of Borrower’s Fiscal Quarters.

Fiscal Quarter Ending	Minimum Pre-Compensation FCCR (GE Collateral Pool)
03/31/2012	0.85:1.00
06/30/2012	0.90:1.00
09/30/2012	0.95:1.00
12/31/2012	1.00:1.00
03/31/2013	1.00:1.00
06/30/2013	1.05:1.00
09/30/2013	1.20:1.00
12/31/2013	1.30:1.00
03/31/2014	1.30:1.00
06/30/2014	1.10:1.00
09/30/2014	1.15:1.00
12/31/2014	1.20:1.00
03/31/2015	1.20:1.00
06/30/2015	1.20:1.00
09/30/2015	1.20:1.00
12/31/2015 and thereafter	1.20:1.00

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“Pre-Compensation FCCR (GE Collateral Pool)” means the ratio, calculated as of the end of each Fiscal Quarter of Borrower, determined in accordance with GAAP and calculated in accordance with the Uniform System of Accounts for Hotels, of (i) with respect to the 12-month period of time immediately preceding the applicable Fiscal Quarter end, the sum (without duplication) of (A) net income of the Sites, plus (B) the following amounts with respect to the Sites: interest expense, income taxes, depreciation, amortization, Operating Lease Expenses (including ground lease rent expense), and Capital Lease expense, less (C) non-recurring miscellaneous income, plus (D) non-recurring miscellaneous expense (as allowed by Lender), and minus (E) 4% of total room revenues with respect to each Site as an assumed reserve for replacement and 4% of total room revenues for each Site as an assumed management fee (or actual management fee, if greater) to (ii) the sum (without duplication) of the following amounts determined by Lender on an Annualized Basis with respect to the Sites: (A) Operating Lease Expenses (including ground lease rent expense), (B) scheduled Adjusted Principal Payments (with respect to Release Loans), scheduled principal and interest payments on all other Loans and all other Indebtedness secured in whole or in part by a lien on the Site, (C) Capital Lease expense, and (D) interest expense (excluding non-cash interest expense and amortization of non-cash financing expenses).

(ii)Cure Right.  In lieu of any other provision of the Loan Documents that grants to any Credit Party the right to cure a Default arising from the violation of the Pre-Compensation FCCR (GE Collateral Pool) through the addition or substitution of Collateral or the payment of money (all of which provisions shall no longer be applicable), if there is a breach of the Pre-Compensation FCCR (GE Collateral Pool), an Event of Default shall not occur as a result of such breach if within 30 days after the earlier of notice from Lender or the occurrence of such breach, Borrower makes a prepayment of the Loans in an amount sufficient to reduce the principal balance of one or more of the Loan(s) (as selected by Lender as provided below) to an amount (and taking into account an adjustment of monthly payment amounts as a result of reamortization of the reduced Loan amount in equal monthly payments over the remaining term of the applicable Loan(s)) that would result in compliance with the Pre-Compensation FCCR (GE Collateral Pool) for the period in question.  For the avoidance of doubt, any such reamortization shall be made consistent with the original amortization schedule of the Loan(s) (or if the applicable Loan(s) has previously been reamortized, in accordance with the amortization period most recently used for such reamortization) and shall not require that the Loan(s) be fully amortized over the remaining term.  Lender’s determination of the amount of any such prepayment and the amount of any reamortized monthly payments shall be final and conclusive absent manifest error. Lender may determine in its sole discretion which Loan(s) such prepayment will be applied to and which Loans will be subject to reamortization.  Any such prepayment will be subject to all applicable prepayment fees and premiums.  Within five days after request from Lender, Borrower and the other Credit Parties will execute and deliver to Lender such modifications of the Loan Documents as Lender may request to evidence the amount and application of such prepayment and any reamortized monthly payments.

2.5     Modification of Financial Covenants (Loan-to-Value).  In order to amend the Loan-to-Value covenant in the 2012 Modification as previously amended pursuant to November 2013 Modification, Section 4(d)(iii) of the 2012 Modification is hereby amended in its entirety as follows:

(iii)Loan-to-Value.  As of the end of each fiscal quarter set forth below, the ratio of (A) the unpaid principal balance of the Loan as of such quarter end to (B) the most-recent Appraised Value of the Sites that are included in the Collateral as of such quarter end (the “Loan to Value Ratio”) shall not be greater than the following:

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Fiscal Quarter Ending	Maximum Loan-to-Value Ratio
03/31/2012	100.0%
06/30/2012	100.0%
12/31/2012	80.0%
06/30/2013	80.0%
12/31/2013	72.2%
03/31/2014	70.0%
06/30/2014	70.0%
09/30/2014	70.0%
12/31/2014	60.0%
03/31/2015	60.0%
06/30/2015	60.0%
09/30/2015	60.0%
12/31/2015 and thereafter	60.0%

As used herein, “Appraised Value” shall mean the “as-is” value of each Site as determined by Lender based upon appraisals ordered annually by Lender (or Lender’s counsel) beginning January 1, 2012 pursuant to Section 4(m) as adjusted pursuant to “desktop updates” obtained by Lender pursuant to Section 4(m).  Upon the release of a Site from the applicable Mortgage pursuant to the Collateral Release provisions in Section 4(h), Lender shall recompute the Loan to Value Ratio to give effect to such release and the application of the applicable Release Price.

2.6     Additional Financial Covenants (Supertel Hospitality, Inc.).  In order to amend the Additional Financial Covenants (Supertel Hospitality, Inc.) covenant in the 2012 Modification, Section 4(e) of the 2012 Modification is hereby amended in its entirety as follows:

(e)Additional Financial Covenants (Supertel Hospitality, Inc.).  From and after the date that this Modification becomes effective and continuing until all Obligations under the Loan Documents are fully paid and performed, anything in the Current Loan Documents to the contrary notwithstanding:

(i)Consolidated Pre-Compensation FCCR. As measured for Parent and its consolidated Affiliates as of the last day of each Fiscal Quarter, Parent and its consolidated Affiliates must have a Consolidated Pre-Compensation FCCR equal to or greater than the ratio stated in the following table;  provided,  however, that this Consolidated Pre-Compensation FCCR shall not be tested as of a Fiscal Quarter end if the Loan-to-Value Ratio as then in effect is 60% or less:

Fiscal Quarter Ending	Minimum Consolidated Pre-Compensation FCCR
03/31/2012	0.95:1.00
06/30/2012	1.00:1.00
09/30/2012	1.05:1.00
12/31/2012	1.10:1.00
03/31/2013	1.10:1.00
06/30/2013	1.10:1.00
09/30/2013	1.10:1.00
12/31/2013	1.20:1.00
03/31/2014	1.20:1.00
06/30/2014	0.70:1.00
09/30/2014	0.75:1.00
12/31/2014 and thereafter	1.00:1.00

“Consolidated Pre-Compensation FCCR” means the ratio, calculated as of the end of each Fiscal Quarter of Parent and its consolidated Affiliates and determined in

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accordance with GAAP, of:  (i) with respect to the 12-month period of time immediately preceding the applicable Fiscal Quarter end, the sum (without duplication) of (A) net income, interest expense, income taxes, depreciation, amortization, and Operating Lease Expenses (including ground lease rent expense), and Capital Lease expense, but less (B) 4% of total room revenues with respect to each hotel property owned, operated or leased by Parent or any such Affiliate as an assumed reserve for replacement, and less (C) non-recurring miscellaneous income and plus (D) non-recurring miscellaneous expense (as allowed by Lender); to (ii) the sum (without duplication) of the following amounts determined by Lender on an Annualized Basis, (A) Operating Lease Expense (including ground lease rent expense) and (B) scheduled Adjusted Principal Payments (with respect to Release Loans), scheduled principal and interest payments on long term debt (other than Release Loans), Capital Lease expense, income taxes (excluding noncash income taxes), and interest expense (excluding non-cash interest expense and amortization of non-cash financing expenses).

(ii)Consolidated Post-Compensation FCCR.    As measured for Parent and its consolidated Affiliates as of the last day of each Fiscal Quarter, Parent and its consolidated Affiliates must have a Consolidated Post-Compensation FCCR equal to or greater than the ratio stated in the following table; provided,  however, that this Consolidated Post-Compensation FCCR shall not be tested as of a Fiscal Quarter end if the Loan-to-Value Ratio as then in effect is 60% or less:

Fiscal Quarter Ending	Minimum Consolidated Post-Compensation FCCR
03/31/2012	0.75:1.00
06/30/2012	0.80:1.00
09/30/2012	0.85:1.00
12/31/2012	0.90:1.00
03/31/2013	0.90:1.00
06/30/2013	0.95:1.00
09/30/2013	0.95:1.00
12/31/2013	1.00:1.00
03/31/2014	1.00:1.00
06/30/2014	0.70:1.00
09/30/2014	0.70:1.00
12/31/2014 and thereafter	1.00:1.00

“Consolidated Post-Compensation FCCR” means the ratio, calculated as of the end of each Fiscal Quarter of Parent and its consolidated Affiliates and determined in accordance with GAAP, of:  (i) with respect to the 12-month period of time immediately preceding the applicable Fiscal Quarter end, the sum (without duplication) of (A) net income, interest expense, income taxes, depreciation, amortization, and Operating Lease Expenses (including ground lease rent expense), and Capital Lease expense, but less (B) 4% of total room revenues with respect to each hotel property owned, operated or leased by Parent or any such Affiliate as an assumed reserve for replacement, and less (C) non-recurring miscellaneous income, and plus (D) non-recurring miscellaneous expense (as allowed by Lender) minus (E) increases in officer or shareholder loan receivables and minus (F) dividends or distributions actually paid (excluding preferred dividends accrued but not paid); to (ii) the sum (without duplication) of the following amounts determined by Lender on an Annualized Basis, (A) Operating Lease Expense (including ground lease rent expense) and (B)  scheduled Adjusted Principal Payments (with respect to Release Loans), scheduled principal and interest payments on long term debt (other than Release Loans), Capital Lease expense, income taxes (excluding noncash income taxes), and interest expense (excluding non-cash interest expense and amortization of non-cash financing expenses).

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(iii)Cure Right.  In lieu of any other provision of the Loan Documents that grants to any Credit Party the right to cure a Default arising from the violation of the Consolidated Pre-Compensation FCCR or the Consolidated Post-Compensation FCCR through the addition or substitution of Collateral or the payment of money (all of which provisions shall no longer be applicable), if there is a breach of the Consolidated Pre-Compensation FCCR or Consolidated Post-Compensation FCCR, an Event of Default shall not occur as a result of such breach if within the earlier of 30 days after notice from Lender or the occurrence of such breach, Borrower makes a prepayment of the Loans in an amount sufficient to reduce the principal balance of one or more of the Loan(s) (as selected by Lender as provided below) to an amount (and taking into account an adjustment of monthly payment amounts as a result of reamortization of the reduced Loan amount in equal monthly payments over the remaining term of the applicable Loan(s)) that would result in compliance with the Consolidated Pre-Compensation FCCR or Consolidated Post-Compensation FCCR, as applicable, for the period in question.  For the avoidance of doubt, any such reamortization shall be made consistent with the original amortization schedule of the Loan(s) (or if the applicable Loan(s) has previously been reamortized, in accordance with the amortization period most recently used for such reamortization) and shall not require that the Loan(s) be fully amortized over the remaining term.  Lender’s determination of the amount of any such prepayment and the amount of any reamortized monthly payments shall be final and conclusive absent manifest error. Lender may determine in its sole discretion which Loan(s) such prepayment will be applied to and which Loans will be subject to reamortization.  Any such prepayment will be subject to all applicable prepayment fees and premiums.  Within five days after request from Lender, Borrower and the other Credit Parties will execute and deliver to Lender such modifications of the Loan Documents as Lender may request to evidence the amount and application of such prepayment and any reamortized monthly payments.

2.7     Excess Cash Flow and Other Provisions.  For avoidance of doubt, (i) all provisions of the Loan Documents requiring any Credit Party to pay excess cash flow to Lender shall remain in full force and effect, (ii) the increases in interest rates described in that certain Loan Modification Agreement, dated March 25, 2010 between Lender, Borrower and Guarantor shall remain in effect (except as hereafter modified pursuant to this Modification), and (iii) as a result of the replacement of existing financial covenants with the financial covenants in this Modification and the Prior Modifications, any provisions in the Loan Documents that provide for a reduction in interest rates or fees; release, reduction or termination of guaranties or recourse or other benefits or concessions to any Credit Party as the result of achieving a particular fixed charge coverage ratio or other financial performance (other than as set forth in this Modification), shall no longer be applicable.

2.8     Collateral Release.  In order to amend the Collateral Release covenant in the 2012 Modification, Section 4(h) of the 2012 Modification is hereby amended in its entirety as follows and in connection with this Modification, Exhibit D to the 2012 Modification is hereby deleted:

(h)Collateral Release.  In lieu of all other provisions of the Loan Documents with respect to the release or substitution of Collateral (which provisions shall no longer be applicable), Lender agrees to release its lien on the Sites (the “Release Collateral”), upon payment to Lender (the “Release Price”) of the following amount with respect to each Site released:

(i)Release Price Amount.

(A)With respect to Release Collateral operated as a Savannah Suites, the Release Price shall be $17,500,000 for a single release of all Savannah Suites Sites in a single transaction.  If the Release Collateral is less than all of the Sites operated as Savannah Suites, the $17,500,000 shall be allocated by Lender (and Lender’s allocation shall be conclusive and govern absent manifest error) to the Site(s) being released by multiplying

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$17,500,000 by a percentage determined by dividing the Appraised Value of the Site(s) being released by $17,500,000.

(B)With respect to Release Collateral other than Sites operated as a Savannah Suites, the Release Price for each Site shall equal 100% of the Appraised Value of such Site (reduced by Adjusted Closing Costs if and only if such release is in connection with the sale of the applicable Site(s) to a Person that is not an Affiliate of any Credit Party); provided that if the Loan to Value Ratio (as determined by Lender) for all Sites (excluding Sites that have been released) is 60% or less, the Release Price with respect to Release Collateral other than Sites operated as a Savannah Suites shall be 70% of the Appraised Value of such Site (with no reduction or adjustment for closing costs).

(C)As used herein, “Adjusted Closing Costs” means (1) the lesser of (I) 8% of the gross sales price of the applicable Site(s) and (II) the sum of (w) customary tax and assessment prorations; (x) reasonable and customary brokerage commissions payable to third party brokers; (y) reasonable and customary closing costs, and (z) actual fees payable to Persons that are not Affiliates of any Credit Party for the termination of management agreements for the applicable Site(s), minus (2) the positive difference (if any) of the gross sales price of the applicable Site(s) minus the Appraised Value of the applicable Site(s).

(D)For avoidance of doubt, Sites that are designated as Savannah Suites on Exhibit C hereto shall be deemed to be operated as Savannah Suites for purposes of this Section 4(h) even if such Sites are no longer actually operated as Savannah Suites.

(ii)Additional Conditions to Releases.  In addition to payment of the Release Price for each Site described above, Lender’s obligation to release its lien on any of the Release Collateral shall be subject to satisfaction of the following conditions precedent:

(A)No Default.  No Event of Default or Default shall have occurred and be continuing both before and after giving effect to the requested Release.  For avoidance of doubt, Lender will not be obligated to permit any release if after giving effect thereto, Lender determines that Section 4(d) or 4(e) of the 2012 Modification would be violated (without regard to any cure rights) or any other Default or Event of Default would occur.

(B)Release Notice.  At least 30 days in advance of the proposed Release, Borrower shall have delivered a written notice to Lender (the “Release Notice”) describing, by address and contract number, the Release Collateral to be released.  The Release Collateral must include all real property owned or leased by Borrower at the applicable Site, together with all of Borrower’s tangible and intangible personal property located at or used exclusively in connection with such Site.  The Release Notice must be accompanied by a computation in form reasonably satisfactory to Lender reflecting that after giving effect to the Requested Release and the removal of both the Appraised Value of the Release Collateral and the income and expenses of the Release Collateral, Borrower will continue to be in compliance with the financial covenants set forth in Sections 4(d) and 4(e) as of the most recent Fiscal Quarter end.

(C)Title Policy Endorsement.  If the Release includes a release of a Lien on real property, Lender shall have the option to receive an

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endorsement to Lender’s title insurance policy ensuring that the Release does not affect coverage under the title insurance policy with respect to any real property that remains subject to Lender’s Lien.  The cost of any such endorsement shall be paid by Borrower.

(D)No Release with Respect to Other Loans.  If any portion of the Release Collateral is subject to lien securing a loan or other credit arrangement other than the Loan from Lender or one of its Affiliates made with respect to such Release Collateral (the “Other Loan”), the Release hereunder does not release such Release Collateral from the lien securing the Other Loan, and such Release Collateral will continue to be encumbered by such lien until such lien is released in accordance with the loan documents relating to the Other Loan.

(E)Disclosure.  At least 30 days before the requested release, Borrower shall have disclosed to Lender all brokerage, sale, and other agreements pursuant to which the Release Collateral is being marketed or sold, together with such other information as Lender may reasonably request.

(iii)Release Price Payment.  Any prepayment fees or other fees and costs of Lender shall be due and payable in addition to the Release Price and payments of such fees and costs shall be a further condition precedent to Lender’s obligation to release any Release Collateral.  The Release Price payment shall be applied to prepay the outstanding principal balance of the applicable Loan in the inverse order of maturity and will not result in a reamortization of any Loan.

(iv)Documents.  The parties agree to execute, deliver and record or file (as appropriate) partial releases, amendments or termination statements, as appropriate, to reflect the release of the Release Collateral.

(v)Other Properties.  With respect to Collateral that does not satisfy all of the requirements of this Section 4(h), Lender will consider release of such Collateral (other than upon payment in full of the Obligations) only on such terms and conditions as Lender may require in its sole and absolute discretion and any provisions in the Loan Documents pursuant to which Lender previously agreed to release such other Collateral shall no longer be applicable.

2.9     Prepayment Fees.  Section 4(j) of the 2012 Modification is hereby amended in its entirety to provide as follows (provided, that this Modification shall not be deemed to waive or modify any prepayment fees that were due prior to the Closing Date, including prepayment fees required pursuant to the Prior Modifications or otherwise due pursuant to the Loan Documents):

(j)Modification of Certain Prepayment Fees.  With respect to the Loans for Savannah Suites (Contract Nos. 000432039 and 000431562) so long as no Event of Default has occurred and is continuing, with respect to prepayment premiums that first become payable after January 1, 2014 (and without changing the amount or terms of any prepayment premiums incurred before such date), Lender agrees to accept a prepayment premium for both Loan No. 000432039 and Loan No. 000431562 in the aggregate amount of $120,000.  If all Sites operated as Savannah Suites are not released at the same time, the prepayment premium pursuant to this Section 4(j) shall be paid in full on the first such release.

2.10     Compliance Certificate.  In order to correct a Section cross-reference, Section 4(k) of the 2012 Modification is amended in its entirety to provide as follows:

(k)Compliance Certificate.  From and after the date that this Modification becomes effective and continuing until all Obligations under the Loan Documents are fully paid and performed, anything in the Current Loan Documents to the contrary notwithstanding,

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together with each delivery of any quarterly or annual financial statement and in connection with each request for the release of Collateral pursuant to Section 4(h), Borrower will deliver to Lender a compliance certificate (a “Compliance Certificate”) in the form attached hereto as Exhibit E or such other form as Lender may prescribe from time to time, duly executed by the treasurer, chief financial officer, or other appropriate officer of Borrower, in the case of financial statements for Borrower, and by the treasurer, chief financial officer, or other appropriate officer of each other Credit Party, in the case of financial statements for each other Credit Party, that, among other things (i) demonstrates compliance with each of the financial covenants contained in the Loan Documents; (ii) discloses and demonstrates compliance with all other financial covenants contained in any Material Debt (hereinafter defined), and (iii) states that no Default is continuing as of the date of delivery of such Compliance Certificate or, if a Default is continuing, states the nature thereof and the action that Borrower proposes to take with respect thereto.

2.11    Appraisal.  Section 4(m) of the 2012 Modification is hereby amended in its entirety to provide as follows:

(m)Periodic Appraisals.  Lender may require an Appraisal for  any or all of the Sites, or an update to a previously provided Appraisal of any or all of the Sites, indicating the present appraised “as-is” value of such Site:  (i) annually as permitted pursuant to Section 4(d)(iii), (ii) if Lender determines in good faith that an appraisal of a particular Site is required as a result of (A) any law, regulation or guideline or any change or interpretation thereof; or (B) any central bank or other fiscal, monetary or other Government Authority having jurisdiction over Lender or its activities requesting, directing or imposing a condition upon Lender (whether or not such request, direction or condition shall have the force of law); (iii) at any time after the occurrence and during the continuance of an Event of Default; or (iv) at any other time that Lender, in its reasonable discretion deems it appropriate.  Appraisals and updates pursuant to subsections (i) and (iii) shall be at Borrower’s sole cost and expense.  In addition, Borrower shall pay for one “desktop update” of each Appraisal ordered pursuant to subsection (i) in each calendar year.  Other Appraisals and updates shall be at Lender’s sole cost and expense. As used herein, “Appraisal” means an appraisal (including a “desktop update”) of a Site ordered by Lender (or by Lender’s counsel) and prepared by an appraiser satisfactory to Lender, which appraisal complies with all federal and state standards for appraisals and is otherwise in form and substance satisfactory to Lender.  Nothing herein shall require Lender to provide Appraisals or information in the Appraisals to any Credit Party; provided, that Lender shall advise Borrower of any Appraised Value upon request; provided further,  however, that Lender shall not be obligated to advise Borrower of such Appraised Value if an Event of Default has occurred and is continuing or if Lender determines in good faith that such disclosure would impair or prejudice the rights and remedies of Lender.

2.12     Qualified Loan Reamortization.  So long as no Default or Event of Default has occurred and is continuing, with respect to any Loan for which Borrower has made principal prepayments after the Closing Date that are equal to or greater than 20% of the principal balance of such Loan as of the Closing Date (a “Qualified Loan”), Borrower may elect in writing (a “Qualified Loan Election”) to reamortize the Qualified Loan as provided in this Section 2.12. Each Qualified Loan Election must be made, if at all, before June 30, 2015.  Upon a Qualified Loan Election, Lender will adjust the monthly installment payments on such Loan to be a regular monthly payment of principal and interest determined by Lender based upon (a) the applicable interest rate, (b) the outstanding principal balance of such loan as of the date of determination, and (c) an amortization period of 15 years. Such reamortization will not extend the maturity date of the Qualified Loan.  A Qualified Loan Election will not be effective until Borrower and the other Credit Parties execute and deliver to Lender such documents and instruments as Lender may require to effect any such reamortization.  If the Loan with respect to which a Qualified Loan Election is made is a variable rate loan, then at Lender’s election the applicable interest rate for the purposes of this Section 2.12 shall be the interest rate in effect as of the most recent “Reference Date” or the interest rate in effect as of the last day of the month immediately preceding such reamortization.

2.13     Variable Rate/Reamortization.  If, as of December 31, 2014, any Loan remains outstanding pursuant to which the applicable interest rate is a variable rate, then such Loan will be converted to a fixed rate of 4.75% per annum (with no prepayment fee) and the monthly installment payments on such Loan will be adjusted to be a regular monthly

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payment of principal and interest determined by Lender based upon (a) such fixed rate of interest, (b) the outstanding principal balance of such loan as of the date of determination and (c) an amortization period of 15 years.  Such fixed rate and reamortization shall not extend the maturity date of such Loan.  Within five days after demand by Lender, Borrower and the other Credit Parties will execute and delver such documents and instruments as Lender may require to effect such rate change and reamortization. Upon any reamortization pursuant to Section 2.12 or this Section 2.13, Lender shall also recompute the Adjusted Principal Payments.

2.14     Collateral Table.  The Collateral Table attached to the 2012 Modification as Exhibit C, is hereby amended in its entirety and replaced by Exhibit C hereto.

2.15     BORROWER ACKNOWLEDGES THAT NOTWITHSTANDING ANY SUCH REAMORTIZATION PURSUANT TO SECTION 2.12 OR 2.13, A BALLOON PAYMENT MAY BE DUE AND PAYABLE ON THE MATURITY DATE FOR EACH LOAN.

2.16     Non-Conforming Payments.  Credit to Borrower’s account may be delayed if the payment is not made as provided in the Loan Documents or if not accompanied by the correct invoice number.  Lender may, at its sole option, refuse any amount tendered by Borrower that is not in the required form or in the exact amount of the required payment.  Delayed credit may cause Borrower to incur a late payment fee.  Credit for payments is subject to final payment by the institution on which the item of payment was drawn.  UNAUTHORIZED FORMS OF PAYMENT, SUCH AS CASH, CASHIER’S CHECKS, OFFICIAL BANK CHECKS, TELLER’S CHECKS, CERTIFIED CHECKS, TRAVELERS’ CHECKS, AND MONEY ORDERS, ARE NOT ACCEPTABLE FORMS OF PAYMENT AND MAY BE RETURNED TO BORROWER AT BORROWER’S RISK OF LOSS.

2.17     Disputed Payments. All written communication concerning disputed amounts, including any check or other payment instrument that (a) indicates that the written payment constitutes “payment in full” or is tendered as full satisfaction of a disputed amount or (b) is tendered with other conditions or limitations must be mailed or delivered to Lender at the following address and not to the address shown on the invoice as the address for remitting payments, unless Lender otherwise directs:  GE Capital Franchise Finance, 8377 East Hartford Drive, Suite 200, Scottsdale, AZ 85255, Attention:  Customer Service Center.

2.18     Flood Insurance.  If Borrower owns the building and other improvements on a particular Site, such Site is subject to a Mortgage, and such Site is located in a Special Flood Hazard Area (“SFHA”) designated by the Federal Emergency Management Administration, Borrower shall, at its expense, obtain and maintain flood insurance under the National Flood Insurance Program (“NFIP”) for such Site, satisfying any applicable insurance requirements in the Loan Documents and providing insurance coverage sufficient to rebuild or replace the building, equipment and improvements on the Site in an amount not less than the lesser of:  (a) the outstanding principal balance of the Loan, including any prior liens on such Site; (b) the maximum amount of coverage allowed for the type of property under the NFIP; or (c) the overall value of the building, equipment and improvements at such Site, but not the value of the land underlying such building and other improvements.  The policy must state the proper SFHA zone for the Premises (i.e., SFHA zones beginning with “A” or “V”).  Deductibles must be stated and may not exceed $50,000.  SPECIAL NOTICE:  Notice is hereby given to Borrower that, if Borrower fails to renew or keep in effect adequate flood insurance on the Site during the time that the NFIP mandates flood insurance coverage, federal law requires Lender to purchase the flood insurance for the Site and authorizes Lender to charge Borrower the cost of premiums and fees incurred in purchasing the insurance.  Any flood insurance that Lender purchases may not fully protect Borrower’s interest and equity in the Site and will be substantially more expensive than the insurance Borrower may obtain.

2.19     Anti-Money Laundering; Anti-Terrorism.  Each Credit Party represents and warrants to and covenants with Lender that:  (a) each Credit Party and its Affiliates (each, an “AML Party”) is and will remain in compliance with the following (collectively, the “AML Requirements”):  all U.S. economic sanctions laws and executive orders; all regulations promulgated by the U.S. Office of Foreign Assets Control (“OFAC”); and all applicable anti-money laundering and counter-terrorism provisions of the Bank Secrecy Act, the U.S. Patriot Act, and all rules and regulations issued pursuant to such laws, including those relating to “know your customer”, anti-money laundering, and anti-terrorism; (b) no AML Party is or will become a Person (i) included by OFAC on the list of Specially Designated Nationals and Blocked Persons (the “SDN List”) or who is otherwise the target of U.S. economic sanctions laws, such that, in either case, a U.S. Person cannot engage in business transactions with such Person; or (ii) that is Controlled by, or acting, directly or indirectly, for or on behalf of, any Person on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions, such that entry into or performance under any Loan Document would violate Applicable Law; (c) neither Borrower nor any other Credit Party will use any proceeds of the Credit Facilities

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directly or indirectly for any payments to any government official or employee, political party, political party official, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the U.S. Foreign Corrupt Practices Act of 1977; and (e) within five days of written request, Borrower shall provide Lender with such documentation as Lender may request from time to time, to verify compliance with the terms and conditions of this Section, including with respect to sources of funds for Payments made or to be made by any Credit Party.  For purposes of this Section, “Affiliate” does not include equity owners of any entity that is publicly traded on a recognized national U.S. stock exchange.

2.20     Modifications, Waivers and Consents.  None of the terms and provisions of the Loan Documents may be amended, extended, renewed, terminated, or supplemented, nor shall Lender have waived any of its rights under any Loan Document, by any course of dealing or other action or inaction of the parties, unless and until the Credit Parties obtain Lender’s prior written consent with respect to any such matter, which consent may be withheld or conditioned in Lender’s sole discretion, unless otherwise expressly provided in the Loan Documents.  Lender’s consent to or waiver of any matter shall not be deemed a consent to or waiver of the same or any other matter on any future occasion.  All approvals, waivers, and consents granted by Lender for any matter shall be narrowly construed to cover only the parties and facts identified in such approval, waiver or consent.  No failure to exercise and no delay in exercising, on Lender’s part, any right, remedy, power or privilege pursuant to any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege pursuant to any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

2.21     Accounting Requirements.  All accounting terms shall be construed, and all accounting determinations required to be made pursuant to any Loan Document, including with respect to financial covenant compliance, shall, unless otherwise expressly provided, be made, in accordance with GAAP.  However, if there is a change in GAAP following the date hereof and that change is implemented by Borrower, such change shall not be given effect if such change would affect a calculation that measures compliance with, or entitles any Credit Party to any rights under, any provision of the Loan Documents unless Borrower and Lender agree in advance and in writing to modify such provisions to reflect such change.  Unless such provisions are modified, all Financial Statements, compliance certificates and similar documents provided pursuant to the Loan Documents shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change.  Notwithstanding any other provision contained herein or any of the other Loan Documents, all terms of an accounting or financial nature used in this Modification or any of the other Loan Documents shall be construed, and all computations of amounts and ratios provided for in this Modification or any of the other Loan Documents shall be made, without giving effect to any election under FAS 159 (ASC 825) (or any other financial accounting standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party at “fair value,” as defined therein.  No Credit Party shall change its accounting treatment, fiscal calendar, or reporting practices, except as required by GAAP or any Applicable Law and then only after giving effect to provisions of this Section or change its Fiscal Year from that in effect on the date hereof.

ARTICLE 3 Additional Borrower Covenants

3.1     Receivers.  Borrower and each other Credit Party irrevocably agree that upon the occurrence of an Event of Default, Lender may obtain an order, ex parte, from a state or federal court appointing a receiver for (a) the business operations of Borrower and/or any of the other Credit Parties; (b) for the Collateral; and/or (c) for any or all of the assets and property rights of Borrower and/or of such other Credit Parties.  Lender’s right to obtain an order ex parte from a state or federal court appointing a receiver as provided herein shall be as a matter of right and without notice to Borrower or any other Credit Party or anyone claiming under Borrower or any other Credit Party, and without regard to the then value of the Collateral or the interest of Borrower or any other Credit Party therein.  BORROWER AND EACH OTHER CREDIT PARTY WAIVES ANY RIGHT TO A HEARING OR NOTICE OF HEARING PRIOR TO THE APPOINTMENT OF A RECEIVER AND IRREVOCABLY CONSENTS TO SUCH APPOINTMENT.  Borrower and each other Credit Party irrevocably agree that any receiver appointed pursuant to this Section may have all of the powers and duties of receivers in like or similar cases, including the right, with Lender’s express written consent, to operate and sell all property of the receivership estate, and that such powers and duties shall be vested in the receiver until the later of  (x) the date of confirmation of sale of the receivership estate, (y) the date of expiration of any redemption period, or (z) the date the receiver is discharged.  All expenses incurred by the receiver or its agents, including obligations to repay funds borrowed by the receiver, shall constitute a part of the Obligations.  Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including reasonable attorneys’ fees incurred by the receiver and Lender, together with interest thereon at the default rate of interest from the

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date incurred until paid, and the balance shall be applied toward the Obligations or in such other manner as the court may direct.  Borrower and each other Credit Party expressly waive any and all rights it may have to object to the appointment of a receiver as provided herein or to the receiver’s operation or disposition of the receivership estate.

3.2     Limitation of Liability for Certain Damages.  In no event shall Lender or any Affiliate of Lender be liable to Borrower or any other Credit Party on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).  BORROWER AND EACH OTHER CREDIT PARTY HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

ARTICLE 4 LENDER CONSENTS AND WAIVERS

Upon satisfaction of each of the Closing Conditions on or before the Closing Deadline, which include any and all additional conditions precedent stated in the specific provisions of this Article, Lender consents and agrees as follows:

4.1     Financial Covenant Waivers.  Lender waives compliance with the financial covenant set forth in Section 4(d)(i) of the 2012 Modification (entitled “Pre-Compensation FCCR (GE Collateral Pool)”) for the Fiscal Quarters ending on December 31, 2013 and March 31, 2014.  Lender waives compliance with the financial covenant set forth in Section 4(e)(i) of the 2012 Modification (entitled “Consolidated Pre-Compensation FCCR”) for the Fiscal Quarters ending on December 31, 2013 and March 31, 2014.  Lender waives compliance with the financial covenant set forth in Section 4(e)(ii) of the 2012 Modification (entitled “Consolidated Post-Compensation FCCR”) for the Fiscal Quarter ending on December 31, 2013 and March 31, 2014.  Such waivers shall not apply to any other financial covenant in the  Loan Documents or to any other Fiscal Quarter or Fiscal Year of Borrower or any other Credit Party.

ARTICLE 5 REPRESENTATIONS AND WARRANTIES

Each Credit Party acknowledges and agrees that the representations and warranties in this Article are a material consideration to Lender; that Lender is relying on their correctness and completeness in entering into this Modification; and that these representations and warranties are true and accurate as of the date hereof, will be true and accurate as of Closing, as if made at Closing, and will survive the Closing regardless of any investigation or inspection by Lender.  Accordingly, Borrower and each other Credit Party represent and warrant to Lender:

5.1     Representations and Warranties Continue.  In connection with this Modification and for purposes of making the representations and warranties in this Section, each Credit Party has reviewed each of the representations and warranties of such Credit Party in the Loan Documents.  Except for matters relating to the Existing Defaults, all such representations and warranties (taking this Modification into account), are complete and correct as of the date hereof, will continue to be complete and correct as of the Closing, and will survive the Closing.

5.2     No Defaults; No Material Adverse Effects.  Except for the Existing Defaults, no Credit Party is in Default under any of the Loan Documents.  There has been no change in the financial condition of any Credit Party from the most recent financial statement received by Lender from or on behalf of such Credit Party that would constitute a Material Adverse Effect.

5.3     Due Authorization, Execution and Delivery; Validity.  The execution, delivery, and performance by each Credit Party of this Modification and the other Loan Documents to be executed by such Credit Party in connection herewith (collectively, with the Modification, the “Modification Documents”) have been duly authorized by each Credit Party, and such Modification Documents have been duly executed and delivered on behalf of each such Credit Party.  The individual(s) executing the Modification Documents on behalf of each Credit Party have been duly authorized to do so in accordance with resolutions duly adopted by such Credit Party’s board of directors (or similar governing body), members, or partners, as the case may be.  The Modification Documents constitute the legal, valid and binding obligations of each Credit Party executing such Modification Documents, enforceable against such Credit Party in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally, and general principles of equity.

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5.4     No Duress.  Each Credit Party has executed those Modification Documents to which it is a party as a free and voluntary act, without duress, coercion or undue influence exerted by or on behalf of Lender or any other Person.

5.5     Solvency.  Both before and after giving effect to consummation of the transactions contemplated by this Modification, the Credit Parties taken together, and Borrower, individually, are Solvent.

5.6     Commercial Nature of Loans.  The purpose of each Loan is a commercial business purpose and not a personal, family, or household purpose.  No portion of the Collateral is being or will be used by any Credit Party or any other Person for any personal, family or household purposes.

ARTICLE 6 CREDIT PARTY RATIFICATIONS, CONSENTS, AND RELEASES

6.1     Ratifications.  The Loan Documents are ratified and affirmed by Borrower and remain in full force and effect.  Lender’s Liens in the Collateral shall continue in full force and effect and no Collateral is or shall be released from such Liens except as specifically provided for herein.  Nothing contained in any Modification Document shall constitute a waiver of any rights or remedies of Lender under the Loan Documents (except as expressly set forth therein).  Guarantor consents and agrees to the terms and conditions of the Modification Documents; ratifies and reaffirms the Guaranty; and agrees that, notwithstanding this Modification and consummation of the transactions contemplated hereby (including the release of any Collateral), the Guaranty and all of Guarantor’s covenants, obligations, agreements, waivers, and liabilities set forth in the Guaranty continue in full force and effect in accordance with their terms, modified only if and to the extent that the guaranteed obligations are modified by the Modification Documents.

6.2     Release.  Each Credit Party forever releases, waives, and discharges Lender, its Affiliates, their predecessors, successors, and assigns, and each of their respective officers, directors, shareholders, employees, agents, representatives, and consultants (each, a “Released Party”) from any and all claims, actions, investigations, demands, damages, and expenses, of whatever kind or nature and however characterized, at law, in equity, or otherwise, that any Credit Party has or may have against any Released Party, known or unknown, foreseen or unforeseen, now existing or arising in the future, based in whole or in part on facts (whether or not now known), existing on or before the date hereof, that relate to or arise out of this Modification, any other Loan Document, the transactions contemplated thereby, or any acts or omissions in connection therewith.  Each Credit Party agrees not to assert any claim, sue, or otherwise institute any court or other legal proceeding against any Released Party that is covered by the releases set forth herein.  FURTHER, EACH CREDIT PARTY EXPRESSLY WAIVES ANY PROVISION OF APPLICABLE LAW TO THE EFFECT THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WITH THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN SUCH PARTY’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY SUCH PARTY, MUST HAVE MATERIALLY AFFECTED SUCH PARTY’S AGREEMENT WITH THE RELEASED PARTIES.

ARTICLE 7 CONDITIONS PRECEDENT; CLOSING

7.1     Closing Conditions Precedent.  The obligations of Lender to consummate the transactions contemplated by this Modification are subject to the satisfaction of each of the conditions precedent in this Section and any other conditions precedent to Closing set forth in this Modification (collectively, the “Closing Conditions”), in Lender’s sole discretion, unless Lender, in its sole discretion, waives satisfaction of a particular Closing Condition in writing.

(a)     Documents.  Lender shall have received this Modification and such other documents and  instruments as are contemplated hereby, including a Borrower authorization, in each case duly executed and, where appropriate, acknowledged, by the Credit Parties and in form and substance satisfactory to Lender.

(b)     No Default; Representations.  Both before and after giving effect to the Closing, there shall be no Default under the Loan Documents, and each representation and warranty made by Borrower and each Guarantor pursuant to the Loan Documents shall be true and correct in all material respects.

(c)     Good Standing; Authority.  If requested by Lender, Borrower shall have provided Lender with evidence that Borrower and any entity Guarantor(s) are in good standing under the laws of their state of

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formation and in each state in which any Collateral is located and that the Persons executing this Modification and the other documents or instruments contemplated hereby, other than Lender, are duly authorized to do so.

(d)     Liens on Existing Collateral.  Lender shall have received such UCC search results, title reports,  title policies, and title insurance endorsements as Lender shall reasonably require evidencing the continuing first priority of Lender’s Liens in the Collateral as security for the payment and performance of all of the Obligations.

(e)     Insurance.  If requested by Lender, Borrower shall have provided Lender with evidence satisfactory to Lender that all insurance required by the Loan Documents is in full force and effect.

(f)     Transaction Costs.  Borrower shall have paid to Lender all reasonable out-of-pocket costs and expenses then incurred by or on behalf of Lender in connection with this Modification, Lender’s underwriting and closing due diligence with respect to this Modification, and the negotiation, documentation, and closing of this Modification, including in connection with Lender’s evaluation of and determinations with respect to, the Closing Conditions (collectively, “Transaction Costs”).  Transaction Costs include the following, as applicable:  (i) Lender’s outside legal counsel fees; (ii) expenses for UCC search reports, title searches, and title insurance; (iii) escrow, recording, and filing fees; (iv) transfer or mortgage taxes (if any); (v) costs of site inspections, inspection reports, surveys, appraisals, flood certifications, environmental reports and testing, and other due diligence required by Lender; and (vi) costs and fees of consultants and other professional advisers retained by Lender.  At Closing, all deposits paid by Borrower to Lender prior to entering into this Modification shall be applied to pay Transaction Costs and any other fees, costs and expenses payable by Borrower at Closing.  If the deposit exceeds the sum of such items, the excess shall be refunded to Borrower at Closing.

(g)     Fees and Expenses.  Borrower shall have paid to Lender a fee of $380,000.00 (the “Modification Fee”), together with any other outstanding and unpaid fees and costs then due from Borrower pursuant to any of the Loan Documents; provided,  however, that Borrower may defer the payment of the Modification Fee until the earliest of (i) the occurrence of a Default or Event of Default, (ii) June 30, 2014, and (iii) the release of the Sites operated as Savannah Suites pursuant to Section 4(h) of the 2012 Modification as modified by this Modification, at which time the Modification Fee shall be immediately due and payable in full and if not paid shall accrue interest at the default rate pursuant to the Loan Documents.  Failure to pay the Modification Fee as and when due will be an Event of Default.

7.2     Closing.  The closing (the “Closing”) of the Modification and the transactions contemplated hereby will occur within three Business Days following satisfaction (or waiver by Lender) of each of the Closing Conditions.  The date on which Closing occurs is the “Closing Date.”  Borrower hereby authorizes Lender to insert the Closing Date on the first page hereof, as the date hereof, and in the various Loan Documents executed in connection herewith, as the date thereof.  Closing must occur on or before 11:00 o’clock a.m. local time in Phoenix, Arizona, on March 13, 2014 (the “Closing Deadline”).  If Closing has not occurred by the Closing Deadline, Lender shall have absolutely no obligation whatsoever to consummate this Modification and the transactions contemplated hereby.  Lender may extend the Closing Deadline in Lender’s sole discretion.  Any extension of the Closing Deadline must be in writing to be valid.

ARTICLE 8 ADDITIONAL PROVISIONS

Any other provisions of the Loan Documents to the contrary notwithstanding:

8.1     Notices.  All notices, demands, requests, and other communications (collectively, “Notices”) required or authorized to be made by the Loan Documents will be written and addressed (a) if to Borrower or any other Credit Party, to the address set forth for such Person on the signature page hereto or to such other address as such Credit Party may provide to Lender in a Notice given after the date hereof; and (b) if to Lender, at Lender’s notice address on the signature page hereto or to such other address as Lender may provide to the Credit Parties in a Notice given after the date hereof.  Notices may be given by hand delivery; by overnight delivery service, freight prepaid; or by U.S. mail, postage paid.  Notices given as described above shall be effective and deemed to have been received upon personal delivery to a responsible individual at the notice address set forth on the signature page of this Modification, if Notice is given by hand delivery; one Business Day after delivery to an overnight delivery service, if Notice is given by overnight delivery service; and two Business Days following deposit in the U.S. mail, if Notice is given by U.S. mail.

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8.2     Governing Law.  THE LAWS OF THE STATE IDENTIFIED IN THE LOAN DOCUMENTS, OTHER THAN THIS MODIFICATION, SHALL, SUBJECT TO ANY LIMITATIONS IN SUCH LOAN DOCUMENTS, GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS MODIFICATION, INCLUDING ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT.

8.3     Time of the Essence.  Time is of the essence in this Modification.

8.4     Binding Effect; Existing Documents; Conflicts.  This Modification shall be binding upon and inure to the benefit of Lender, each Credit Party, and their respective successors, assigns, heirs and personal representatives.  Except as expressly modified hereby, the Loan Documents (including as modified by the Prior Modifications) remain in full force and effect, provided that if there are conflicts between the terms of this Modification and the terms of any other Loan Document, the provisions hereof shall control.

8.5     Bankruptcy.  As a material inducement to Lender to execute this Modification, each Credit Party represents and agrees that (a) the modifications provided for herein are, in such Credit Party’s informed judgment, sufficient to permit such Credit Party to operate its business and satisfy its obligations; (b) such Credit party has no intention to file or acquiesce in any bankruptcy or insolvency proceeding at any time after the date of this Modification; and (c) in the event of an Event of Default, such Credit Party acknowledges that such Credit Party does not have any further realistic opportunity to successfully reorganize such Credit Party’s financial affairs in bankruptcy.  Accordingly, in consideration of the mutual covenants contained herein and for other good and valuable consideration, each Credit Party agrees that if such Credit Party is the subject of any federal or state insolvency, bankruptcy, receivership, dissolution, reorganization or similar proceedings, voluntary or involuntary, under any present or future law or act, Lender shall be entitled to the immediate and absolute lifting of any automatic stay as to the enforcement of its remedies under the Loan Documents, and each Credit Party consents to the immediate lifting of any such automatic stay, and will not contest or object to any motion filed by Lender to lift such stay.

8.6     Post-Default Waiver of Collateral Disposition Rights.  Borrower and each other Credit Party hereby waive (a) any and all rights that it may have to notification of disposition of collateral under Section 9-611 of the UCC; and (b) any and all rights that it may have to the right to redeem the Collateral under Section 9-623 of the UCC.

8.7     Descriptions not Limiting.  The description of the Loan Documents contained herein is for informational purposes only and shall not be deemed to limit, imply or modify the terms or otherwise affect the Loan Documents.  The description in this Modification of the specific rights of Lender shall not be deemed to limit or exclude any other rights to which Lender may now be or may hereafter become entitled to under the Loan Documents at law, in equity or otherwise. The description in this Modification of the Existing Defaults shall not be to the exclusion of any other Defaults now existing or hereafter occurring under the Loan Documents.

8.8     Construction.  This Modification and the other Loan Documents shall be interpreted and construed in a fair and impartial manner without regard to such factors as which party prepared the document, the relative bargaining powers of the parties or a party’s domicile, but shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

8.9     Document Execution.  This Modification and the other Loan Documents may be executed in any number of counterparts and by different parties in separate counterparts, each of which, when so executed, shall be deemed an original and all of which, taken together, shall constitute one integrated agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Except as otherwise expressly provided in any Loan Document, the E‑Transmission of an executed signature page to a Loan Document shall be as effective as delivery of a manually executed counterpart thereof.  The parties may, but are not required to, transmit or otherwise make or communicate any Loan Document as an E-Transmission, except that the Credit Parties shall deliver, as a further condition to Closing, live pen and ink signatures for those Loan Documents to be delivered on or before Closing, that Lender, in its sole discretion, designates as requiring live signatures.  From time to time after Closing, each Credit Party agrees to deliver to Lender, upon Lender’s request, a live pen and ink signature page for any Loan Document.  Where this Modification or any other Loan Document, including any executed signature pages, is communicated by E‑Transmission:  (a) this Modification, such other Loan Document and such signature pages shall conclusively be deemed sufficient to satisfy any requirement for a “writing,” “authentication,” “signature,” or “original” pursuant to any Loan Document or Applicable Law and shall be admissible as an original in any legal proceeding arising out of or relating to this Modification or any of the other Loan Documents; and (b) each such E-Transmission shall have the same

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legal effect as a live pen and ink signed paper original.  Neither Lender nor any Credit Party shall contest the validity or enforceability hereof or of any other Loan Document, on the basis that this Modification or such Loan Document, or one or more signatures hereto or thereto was the subject of an E‑Transmission; provided, however, that nothing herein shall limit a party’s right to contest whether this Modification or such other Loan Document has been altered after E‑Transmission or whether the E‑Transmission was delivered to an appropriate representative of Lender.  “E‑Transmission” means the communication of any document, including signature pages, by e-mail or any system used to receive or transmit faxes electronically.

8.10     Course of Dealing; Further Assurances.  No course of dealing between any Credit Party or Affiliate of a Credit Party, and Lender shall be effective to amend, modify or discharge any provision of the Loan Documents.  Each Credit Party shall execute, acknowledge (as appropriate) and deliver to Lender such additional agreements, documents and instruments as Lender reasonably requires to carry out the intent of this Modification.

8.11     Credit Party Experience and Advisers; No Lender Advice.  EACH CREDIT PARTY REPRESENTS, WARRANTS, AND COVENANTS THAT (A) SUCH CREDIT PARTY (I) IS EXPERIENCED IN COMPLEX AND SOPHISTICATED BUSINESS MATTERS AND COMMERCIAL FINANCING TRANSACTIONS OF THE TYPE CONTEMPLATED BY THE LOAN DOCUMENTS;  (II) HAS HAD SUFFICIENT TIME TO CAREFULLY REVIEW THIS MODIFICATION AND THE LOAN DOCUMENTS BEING EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY AND CONSULT WITH SUCH INVESTMENT, TAX, LEGAL, FINANCIAL AND OTHER ADVISERS AS SUCH CREDIT PARTY HAS DEEMED APPROPRIATE;  AND (III) HAS DETERMINED THAT THIS MODIFICATION AND SUCH OTHER LOAN DOCUMENTS COMPLETELY AND ACCURATELY REFLECT THE FINAL BUSINESS DEAL OF THE PARTIES;  AND (B) no Lender Party or any employee, agent, representative, or adviser of a Lender Party has provided any Credit Party with any investment, tax, legal, or financial advice or acted as an advisor to any Credit Party with respect to such matters.

8.12     Entire Agreement.  THIS MODIFICATION AND THE OTHER LOAN DOCUMENTS COLLECTIVELY CONSTITUTE THE FINAL EXPRESSION AND ENTIRE WRITTEN AGREEMENT OF LENDER AND THE CREDIT PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF; SUPERSEDE ALL PRIOR AND CONTEMPORANEOUS AGREEMENTS, DISCUSSIONS, AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, WRITTEN OR ORAL, INCLUDING PRIOR LETTERS OF INTEREST, PROPOSAL LETTERS, COMMITMENT LETTERS, CONFIDENTIALITY AGREEMENTS, OR OTHER AGREEMENTS, INVOLVING ANY CREDIT PARTY OR LENDER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE, OR EFFECT; AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

[SIGNATURE PAGES FOLLOW]

6001-2.10.14	Loan ID No(s):435130, 431562, 431830, 432039, 435127, 435397
18881039.6	16

Executed and effective as of the date first set forth above.

BORROWER:

SUPERTEL LIMITED PARTNERSHIP, a Virginia limited partnership

By:SUPERTEL HOSPITALITY REIT TRUST, a Maryland real estate investment trust, its General Partner

By:  /s/ Kelly A. Walters

Name: Kelly A. Walters

Its: President

SPPR – SOUTH BEND, LLC, a Delaware limited liability company

By:SUPERTEL LIMITED PARTNERSHIP, a Virginia limited partnership, its Manager

By:SUPERTEL HOSPITALITY REIT TRUST, a Maryland real estate investment trust, its General Partner

By:  /s/ Kelly A. Walters

Name: Kelly A. Walters

Its: President

Address for Notices:

1800 W. Pasewalk Avenue, Suite 200

Norfolk,  Nebraska    68701

Attention:  Chief Financial Officer

6001-2.10.14	Loan ID No(s):435130, 431562, 431830, 432039, 435127, 435397
18881039.6	17

GUARANTOR:

SUPERTEL HOSPITALITY, INC., a Virginia corporation

By:  /s/ Kelly A. Walters

Name: Kelly A. Walters

Its: President

SUPERTEL HOSPITALITY REIT TRUST, a Maryland real estate investment trust

By:  /s/ Kelly A. Walters

Name: Kelly A. Walters

Its: President

SUPERTEL LIMITED PARTNERSHIP, a Virginia limited partnership

By:SUPERTEL HOSPITALITY REIT TRUST, a Maryland real estate investment trust, its General Partner

By:  /s/ Kelly A. Walters

Name: Kelly A. Walters

Its: President

Address for Notices:

1800 W. Pasewalk Avenue, Suite 200

Norfolk,  Nebraska    68701

Attention:  Chief Financial Officer

OTHER CREDIT PARTIES:

TRS LEASING, INC., a Virginia corporation

By:  /s/ Kelly A. Walters

Name:  Kelly A. Walters

Title:    President

Address for Notices:

1800 W. Pasewalk Avenue, Suite 200

Norfolk,  Nebraska    68701

Attention:  Chief Financial Officer

6001-2.10.14	Loan ID No(s):435130, 431562, 431830, 432039, 435127, 435397
18881039.6	18

LENDER:

GE FRANCHISE FINANCE COMMERCIAL LLC, a  Delaware limited liability company

By:  /s/ Bond Harberts

Name:  Bond Harberts

Its Authorized Signatory

Address for Notices:

8377 East Hartford Drive

Suite 200

Scottsdale,  Arizona 85255

Attention:  Collateral Management

6001-2.10.14	Loan ID No(s):435130, 431562, 431830, 432039, 435127, 435397
18881039.6	19

Exhibit 10.1

APPENDIX A

DEFINED TERMS

1. Defined Terms. The following terms have the meanings set forth below:

“Affiliate” means, with respect to a Person, each officer, director, manager, general partner, or co-venturer of such Person and any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.

“Applicable Law” means, as to a Person, any law (statutory or common), ordinance, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or Government Authority, in each case applicable to or binding on such Person or any of its assets or to which such Person or any of its assets is subject.

“Business Day” means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in Salt Lake City, Utah; Phoenix, Arizona; or New York, New York.

“Collateral” means all real and personal property, tangible and intangible, as to which Lender is granted a Lien pursuant to any Loan Document, including any Modification Document, and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favor of Lender, with references to “Collateral” to include all or any portion of or interest in any of the Collateral.

“Control” and “Controlled” means possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of any class of voting securities (or other ownership interests) of such Person; or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Credit Party” means Borrower, Guarantor and each other Person (other than Lender) that is or may become a party to any Loan Document.

“Default” means any Event of Default or any event or circumstance that, with the passage of time or the giving of notice or both, would become an Event of Default.

“Event of Default” means the occurrence of any event or circumstance designated in any of the Loan Documents as an event of default.

“Government Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Indebtedness” means, without duplication, all of the following, whether or not matured:  (a) indebtedness for borrowed money, including the outstanding balances of any revolving lines of credit; (b) obligations evidenced by bonds, debentures, notes, or similar instruments; (c) reimbursement and other obligations with respect to letters of credit and acceptances; (d) obligations representing the deferred purchase price of property or services; (e) obligations created or arising under any conditional sale or other title retention agreement; (f) obligations with respect to capital leases; and (g) any other obligation for borrowed money or other financial accommodation (direct or contingent), whether evidenced by a note, instrument, guaranty or other writing and whether contingent, unliquidated.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest, including purchase money security interests, and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Documents” means each Loan Agreement, together with all other documents and instruments now or in the future executed and delivered by Borrower or any other Credit Party to Lender in connection with the Loans, including this Modification and all promissory notes, guaranties, mortgages and deeds of trust, security agreements, and other documents or instruments now or hereafter evidencing, guaranteeing, or securing any of the Loans, with references in the Loan Documents to any particular Loan Document to mean such Loan Document, as it may be

2

6001-2.10.14	Loan ID No(s):435130, 431562, 431830, 432039, 435127, 435397
18881039.6

amended, restated, supplemented, extended or renewed from time to time.  Each Exhibit, Schedule, Table or Appendix attached to a Loan Document is an integral part of such Loan Document, the same as if set forth in full in the body thereof.

“Material Adverse Effect” means any fact, event, circumstance or other effect   (including changes in market conditions), whether foreseeable or unforeseeable, that alone or in combination with other facts, events, circumstances, or effects occurring or existing concurrently with such fact, event, circumstance, or effect results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise), business, performance, operations or assets of any Credit Party; (b) the ability of any Credit Party to perform its obligations under any Loan Document; (c) the validity or enforceability of any Loan Document or the rights and remedies of Lender under any Loan Document; or (d) the Collateral, Lender’s Liens in the Collateral, or the priority of such Liens.

“Obligations” means, with respect to any Credit Party, all amounts, obligations, liabilities, covenants and duties of every type and description (including for the payment of money), owing by such Credit Party to Lender or any of its Affiliates arising out of, under, or in connection with any Loan Document or any Related Agreement, whether direct or indirect, absolute or contingent, due or to become due, liquidated or not, now existing or hereafter arising, however acquired, and whether or not evidenced by any instrument.

“Person” means any individual, partnership, corporation, business trust, public benefit corporation, joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Government Authority.

“Related Agreement” means each agreement, document, and instrument, other than the Loan Documents, now or hereafter existing between, or by, any Credit Party or Affiliate of a Credit Party (including as a successor in interest) and, or for the benefit of, Lender or any Lender Affiliate (including, in each case, as a successor in interest), as any such agreement, document, or instrument may be amended, restated, supplemented, extended or renewed from time to time.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person; (b) such Person is able to pay all liabilities of such Person as such liabilities mature; and (c) such Person does not have unreasonably small capital.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Arizona.

2. Interpretative Rules.  Unless otherwise expressly provided or the context may otherwise require: (a) the words “hereof”, “herein”, “hereunder” and words of similar import, when used herein or in any other Loan Document, shall refer to such Loan Document as a whole and not to any particular provision hereof or thereof; (b) in the computation of time periods from a specified date to a later specified date, the term “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including” and the term “including” means “including without limitation”; (c) the term “incur” means incur, create, make, issue, assume or otherwise become directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings; (d) the term “sole” means “sole and absolute”; (e) Article, Section, subsection, clause, Appendix, Exhibit, Schedule, and Table references in a Loan Document are to such items in or attached to such Loan Document; (f) references to a Loan Document include all exhibits, schedules, and appendices thereto and, unless Lender’s consent is required therefor but was not obtained, any amendment, restatement, or supplement thereto; (g) references to any statute, law, ordinance, regulation or rule are to such statute, law, ordinance, regulation or rule, as modified from time to time and to any successor to any such statute, law, ordinance, regulation or rule, in each case as in effect at the time any such reference is operative; (h) Article, Section, subsection, Appendix, Exhibit, Schedule and Table titles and other divisions contained in any Loan Document are without substantive meaning or content of any kind and are not a part of the agreement between the parties; and (i) the meaning of any term defined (including by reference) in any Loan Document shall be equally applicable to both the singular and plural forms of such term.

2

6001-2.10.14	Loan ID No(s):435130, 431562, 431830, 432039, 435127, 435397
18881039.6	2

Exhibit 10.1

EXHIBIT 1.2

LOAN SCHEDULE

Loan #	GE Loan ID No.	Borrower(s)	Guarantor(s)	Lender(s)	Principal Loan Balance	Maturity Date
1.	435130	South Bend, LLC	Supertel LP, Supertel REIT and Supertel Hospitality	GE Franchise Finance Commercial LLC	$4,278,117.46, as of February 27, 2014	01-Jan-2018
2.	431562	Supertel LP	Supertel REIT and Supertel Hospitality	GE Franchise Finance Commercial LLC	$15,438,381.69, as of February 27, 2014	31-Dec-2014
3.	431830	Supertel LP	Supertel REIT and Supertel Hospitality	GE Franchise Finance Commercial LLC	$11,740,003.74, as of February 27, 2014	01-Feb-2017
4.	432039	Supertel LP	Supertel REIT and Supertel Hospitality	GE Franchise Finance Commercial LLC	$1,791,781.03, as of February 27, 2014	31-Dec-2014
5.	435127	Supertel LP	Supertel REIT and Supertel Hospitality	GE Franchise Finance Commercial LLC	$2,907,766.21, as of February 27, 2014	01-Feb-2018
6.	435397	Supertel LP	Supertel REIT and Supertel Hospitality	GE Franchise Finance Commercial LLC	$2,104,050.91, as of February 27, 2014	01-Feb-2018

GUARANTIES

GE Loan  ID No. 435130

Unconditional Guaranty of Payment and Performance dated as of December 31, 2007 by Supertel Limited Partnership, a Virginia limited partnership (“Supertel LP”).

Unconditional Guaranty of Payment and Performance dated as of March 16, 2009 by Supertel Hospitality REIT Trust, a Maryland real estate investment trust (“Supertel REIT”).

Unconditional Guaranty of Payment and Performance dated as of March 16, 2009 by Supertel Hospitality, Inc., a Virginia corporation (“Supertel Hospitality”).

GE Loan  ID No. 431562

Unconditional Guaranty of Payment and Performance dated as of August 18, 2006 by Supertel Hospitality.

Unconditional Guaranty of Payment and Performance dated as of March 16, 2009 by Supertel REIT.

Unconditional Guaranty of Payment and Performance dated as of March 16, 2009 by Supertel Hospitality.

GE Loan  ID No. 431830

Unconditional Guaranty of Payment and Performance dated as of March 16, 2009 by Supertel REIT.

Unconditional Guaranty of Payment and Performance dated as of March 16, 2009 by Supertel Hospitality.

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18881039.6

GE Loan  ID No. 432039

Unconditional Guaranty of Payment and Performance dated as of March 16, 2009 by Supertel REIT.

Unconditional Guaranty of Payment and Performance dated as of March 16, 2009 by Supertel Hospitality.

GE Loan  ID No. 435127

Unconditional Guaranty of Payment and Performance dated as of March 16, 2009 by Supertel REIT.

Unconditional Guaranty of Payment and Performance dated as of March 16, 2009 by Supertel Hospitality.

GE Loan  ID No. 435397

Unconditional Guaranty of Payment and Performance dated as of March 16, 2009 by Supertel REIT.

Unconditional Guaranty of Payment and Performance dated as of March 16, 2009 by Supertel Hospitality.

OTHER CREDIT PARTY DOCUMENTS

Security Agreement dated as of March 29, 2012 by TRS Leasing, Inc., a Virginia corporation.

6001-2.10.14	Loan ID No(s):435130, 431562, 431830, 432039, 435127, 435397
18881039.6	2

EXHIBIT C

COLLATERAL TABLE

The Collateral consists of first priority mortgages on the Sites identified below:

Hotel	Address	City	State	Zip Code	Loan #	Asset #	Ground Lease Site
Days Inn Sioux Falls Airport	5001 N Cliff Ave	Sioux Falls	SD	57104-0454	435126	053920	Yes
Days Inn Sioux Falls Empire	3401 S Gateway Blvd.	Sioux Falls	SD	57106-1555	435126	053921	No
Days Inn Ashland	12700 State Route 180	Ashland	KY	41102-9356	435127	053922	No
Days Inn Glasgow	105 Days Inn Blvd.	Glasgow	KY	42141-1096	435127	053923	No

Savannah Suites Atlanta	140 Pine Street	Atlanta	GA	30308-3413	432039	049193	Yes
Savannah Suites Augusta	3421 Wrightsboro Road	Augusta	GA	30909-2503	431562	049188	No
Savannah Suites Chamblee	5280 Peachtree Industrial Blvd.	Chamblee	GA	30341-2625	431562	049458	No
Savannah Suites Greenville	2015 Wade Hampton Blvd.	Greenville	SC	29615-1036	431562	049487	No
Savannah Suites Jonesboro	8240 Tara Blvd.	Jonesboro	GA	30236-3104	431562	049457	No
Savannah Suites Savannah	60 W Montgomery Cross Road	Savannah	GA	31406-3413	431562	049190	No
Savannah Suites Stone Mountain	4893 Memorial Drive	Stone Mountain	GA	30083-4175	431562	049192	No

Super 8 Billings	5400 Southgate Drive	Billings	MT	59101-4631	431830	050054	No
Super 8 Boise	2773 Elder Street	Boise	ID	83705-4702	431830	050055	No
Super 8 Terre Haute	3089 S. 1st Street	Terre Haute	IN	47802-3787	431830	050059	No
Super 8 Columbus Airport	2935 Warm Springs Road	Columbus	GA	31909-5248	431830	050060	No
Super 8 Green Bay	2868 S. Oneida Street	Green Bay	WI	54304-5753	435397	054654	No

Comfort Inn Glasgow	2110 Cavalry Drive	Glasgow	KY	42141-1034	435128	053924	No
Comfort Suites South Bend	52939 State Road 933 N.	South Bend	IN	46637-3248	435130	020993	No

Baymont Inn	149 Willabrook Drive	Brooks	KY	40109-5254	435128	053925	No

Comfort Inn	255 Lore Road	Solomons	MD	20688	all	070251	No
Comfort Inn	2608 South US Hwy 421	Harlan	KY	40831	all	070252	Yes

6001-2.10.14	Loan ID No(s):435130, 431562, 431830, 432039, 435127, 435397
18881039.6